EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Tilden Associates, Inc. (the "Company") On Form 10-QSB for the period ending September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof ("Report"), I Robert Baskind, Chief Executive and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

    (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ ROBERT BASKIND
-----------------------------------------
Robert Baskind
Chief Executive Officer and
Acting Chief Financial/Accounting Officer

Date:   December 14, 2006


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